Exhibit 10.1

GLOBAL MEDICAL REIT INC.

2016 EQUITY INCENTIVE PLAN

ARTICLE I
DEFINITIONS

1.01.	Affiliate

“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of more than 50% of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise. Notwithstanding the foregoing, (i) the Manager shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Manager serves as the external manager of the Company and (ii) the Operating Partnership shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Company or a wholly-owned subsidiary of the Company serves as the sole general partner of the Operating Partnership.

1.02.	Agreement

“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award.

1.03.	Award

“Award” means any Option, SAR, Stock Award, award of Restricted Stock Units, Performance Award, Other Equity-Based Award (including LTIP Units), Incentive Award, or Substitute Award, together with any other right or interest, granted to a Participant.

1.04.	Board

“Board” means the Board of Directors of the Company.

1.05.	Change in Control

“Change in Control” means and includes each of the following:

(a)         The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (iv) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.

(b)         Individuals who constitute Incumbent Directors at the beginning of any two-consecutive-year period, together with any new Incumbent Directors who become members of the Board during such two-year period, cease to be a majority of the Board at the end of such two-year period.

(c)         The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i)          the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));

(ii)          no Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii)          at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(d)         The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.

In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that Award on account of a Change in Control unless the event described in subsection (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.06.	Code

“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee

“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code (if awards under this Plan are subject to the deduction limitation of Section 162(m) of the Code) and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board; and provided further that with respect to awards made to a member of the Board who is not an employee of the Company, the Manager or the Operating Partnership or one of their respective Affiliates, “Committee” means the Board.

1.08.	Common Stock

“Common Stock” means the common stock of the Company, $0.001 par value per share.

1.09.	Company

“Company” means Global Medical REIT Inc., a Maryland real estate investment trust.

1.10.	Control Change Date

“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions on which the Change in Control occurs.

1.11.	Corresponding SAR

“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.12.	Dividend Equivalent Right

“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on shares of Common Stock with respect to specified Restricted Stock Units, Performance Awards, Other Equity-Based Awards or Incentive Awards of units denominated in shares of Common Stock or other Company securities, as determined by the Committee, in its sole discretion. Dividend Equivalent Rights payable on a Restricted Stock Unit award, a Performance Award, an Other Equity-Based Award or an Incentive Award that does not become non-forfeitable solely on the basis of continued employment or service shall be accumulated and distributed, without interest, only when and to the extent that, the underlying award is vested and earned. The Committee may provide that Dividend Equivalent Rights (if any) shall be automatically reinvested in additional shares of Common Stock or otherwise reinvested, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award.

1.13.	Effective Date

“Effective Date” means June 30, 2016.

1.14.	Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.15.	Fair Market Value

“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists. If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.16.	Incumbent Directors

“Incumbent Directors” means individuals elected to the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors serving on the Board at the time of the election or nomination, as applicable, shall be an Incumbent Director. No individual designated to serve as a director by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.05(a) or Section 1.05(c) and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors shall be an Incumbent Director.

1.17.	Incentive Award

“Incentive Award” means an award awarded under Article XII which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment in cash from the Company or an Affiliate of the Company.

1.18.	Initial Value

“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant (or 110% of the Fair Market Value on the date of grant in the case of a Corresponding SAR that relates to an incentive stock option granted to a Ten Percent Shareholder). Except as provided in Article XIV, without the approval of stockholders (i) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (ii) no payment shall be made in cancellation of an SAR if, on the date of amendment, cancellation, new grant or payment, the Initial Value exceeds Fair Market Value.

1.19.	LTIP Unit

“LTIP Unit” means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement, as amended from time to time. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.

1.20.	Manager

“Manager” means Inter-American Management LLC, the Company’s external manager or any entity that becomes the Company’s external manager.

1.21.	Non-Employee Director

“Non-Employee Director” means a member of the Board who is not an employee or officer of the Company or an Affiliate.

1.22.	Operating Partnership

“Operating Partnership” means Global Medical REIT L.P., a Delaware limited partnership, the Company’s operating partnership or any entity that becomes the Company’s operating partnership.

1.23.	Option

“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.24.	Other Equity-Based Award

“Other Equity-Based Award” means any Award other than an Incentive Award, Option, SAR, Stock Award, award of Restricted Stock Units or Performance Award, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into Common Stock) or other equity interests, including LTIP Units.

1.25.	Participant

“Participant” means an employee or officer of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or Operating Partnership), and who satisfies the requirements of Article IV and is selected by the Committee to receive one or more Awards.

1.26.	Performance Award

“Performance Award” means an Award granted to a Participant that is based upon Performance Goals specified by the Committee.

1.27.	Performance Goal

“Performance Goal” means a performance objective that is stated with reference to one or more of the following, alone or in combination: (i) FFO or FFO per share; (ii) adjusted FFO or adjusted FFO per share; (iii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iv) adjusted EBITDA; (v) return on equity; (vi) return on capital or invested capital; (vii) total earnings; (viii) earnings per share; (ix) earnings growth; (x) Fair Market Value; (xi) volume weighted average Fair Market Value; (xii) appreciation in Fair Market Value; (xiii) net asset value; (xiv) appreciation in net asset value; (xv) total return or total shareholder return; (xvi) revenues; (xvii) cash flow or cash flow per share; (xviii) operating income; (xix) operating margins; (xx) gross or net profit; (xxi) dividends paid or payable; (xxii) cash or funds available for distribution, including on an adjusted or on a per share basis; (xxiii) level of expenses, including capital expenses or corporate overhead expenses; (xxiv) achievement of savings from business improvement projects; (xxv) capital projects deliverables; (xxvi) human resources management targets, including medical cost reductions and time to hire; (xxvii) satisfactory internal or external audits; and (xxviii) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee, including but not limited to, the Standard & Poor’s 500 Stock Index, the Morgan Stanley REIT Index, another index or a group of comparable companies. The terms above are used as applied under U.S. generally accepted accounting principles, as applicable.

A Performance Goal or objective may be expressed with respect to the Company, on a consolidated basis, and/or for one or more Affiliates, one or more business or geographical units or one or more properties. A Performance Goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing Performance Goals and objectives, the Committee may exclude the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) the charges or costs associated with restructurings of the Company; (b) discontinued operations; (c) any unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (d) asset write-downs or impairments to assets; (e) litigation, claims, judgments or settlements; (f) the effect of changes in tax law or other such laws or regulations affecting reported results; (g) accruals for reorganization and restructuring programs; (h) any change in accounting principles as described in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (i) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (j) goodwill impairment charges; (k) operating results for any business acquired during the calendar year; (l) third party expenses associated with any investment or acquisition by the Company or any subsidiary; (m) any amounts accrued by the Company or its subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (n) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (o) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (p) marked-to-market adjustments for financial instruments. To the extent permitted under Section 162(m) of the Code, the Committee may adjust the Performance Goals and objectives as it deems equitable in recognition of the events described in this paragraph; provided that with respect to Section 162(m) Awards, such adjustments shall only be made to the extent that it would not cause a Section 162(m) Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

1.28.	Person

“Person” means any firm, corporation, partnership, or other entity. “Person” also includes any individual, firm corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. Notwithstanding the preceding sentence, the term “Person” does not include (i) the Company or any of its subsidiaries, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (iii) any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock.

1.29.	Plan

“Plan” means this Global Medical REIT Inc. 2016 Equity Incentive Plan, as amended from time to time.

1.30.	REIT

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

1.31.	Restricted Stock

“Restricted Stock” means Common Stock granted to a Participant that is subject to certain restrictions and a risk of forfeiture.

1.32.	Restricted Stock Unit

“Restricted Stock Unit” means a right granted to a Participant to receive Common Stock, cash or a combination thereof at the end of a specified deferral period.

1.33.	SAR

“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.34.	Section 162(m) Award

“Section 162(m) Award” means a Performance Award to a “covered employee” (within the meaning of Section 162(m) of the Code) that is intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

1.35.	Stock Award

“Stock Award” means Restricted Stock or unrestricted shares of Common Stock awarded to a Participant under Article VIII.

1.36.	Substitute Award

“Substitute Award” means an Award granted in substitution for a similar award as a result of certain business transactions.

1.37.	Ten Percent Shareholder

“Ten Percent Shareholder” means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

ARTICLE II
PURPOSES

This Plan is intended to assist the Company and its Affiliates in recruiting and retaining employees, members of the Board and other individuals who provide services to the Company, the Manager, the Operating Partnership or an Affiliate of the Company, the Manager or the Operating Partnership with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. This Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, awards of Restricted Stock Units, Performance Awards, Other Equity-Based Awards (including LTIP Units), Incentive Awards, and Substitute Awards in accordance with this Plan and any procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.

ARTICLE III
ADMINISTRATION

This Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case, references herein to the “Committee” shall be deemed to include references to the “Board.” The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the transferability, forfeitability and exercisability of all or any part of an Award. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under this Plan); and to make all other determinations necessary or advisable for the administration of this Plan.

The Committee’s determinations under this Plan (including without limitation, determinations of the individuals to receive Awards, the form, amount and timing of Awards, the terms and provisions of Awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated. The express grant in this Plan of any specific power to the Committee with respect to the administration or interpretation of this Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of this Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. All expenses of administering this Plan shall be borne by the Company.

ARTICLE IV
ELIGIBILITY

Any officer or employee of the Company or an Affiliate of the Company (including a trade or business that becomes an Affiliate of the Company after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan. In addition, any other individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or the Operating Partnership) is eligible to participate in this Plan if the Committee, in its sole reasonable discretion, determines that the participation of such individual is in the best interest of the Company.

ARTICLE V
COMMON STOCK SUBJECT TO PLAN

5.01.	Common Stock Issued

Upon the grant, exercise or settlement of an Award, the Company may deliver to the Participant shares of Common Stock from its authorized but unissued Common Stock.

5.02.	Aggregate Limit

Subject to adjustment as provided under Article XIV, the maximum aggregate number of shares of Common Stock that may be delivered with respect to Awards under the Plan is a number of shares equal to 2,522,877. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan on a one-for-one basis (i.e., each LTIP Unit shall be treated as an award of a share of Common Stock).

5.03.	Reallocation of Shares

If any Award (including LTIP Units) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Stock, then any shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Awards under this Plan. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not be available for future grants or awards. If shares of Common Stock are issued in settlement of an SAR granted under this Plan, the number of shares of Common Stock available under this Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under this Plan.

5.04.	Individual Limitations

Subject to adjustment as provided in Article XIV, no Participant may, in any calendar year, be granted or awarded (i) to the extent intended to comply with the performance-based exception under Section 162(m) of the Code, Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Common Stock) relating more than 50,000 shares of Common Stock or LTIP Units in the aggregate; or (ii) to the extent intended to comply with the performance-based exception under Section 162(m) of the Code, Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Common Stock or LTIP Units, having a value determined on the date of grant in excess of $1,000,000 in the aggregate. Each of the limitations in the preceding sentence shall be multiplied by two with respect to Awards granted to a Participant (other than a Non-Employee Director) during the calendar year in which the Participant first commences employment with the Company or an Affiliate. Notwithstanding the preceding sentences, subject to adjustment as provided in Article XIV, no Participant who is a Non-Employee Director may, in any calendar year, be granted Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Common Stock) relating more than 50,000 shares of Common Stock or LTIP Units.

In applying the limitations of this Section 5.04, an Option and Corresponding SAR shall be treated as a single Award.

ARTICLE VI
OPTIONS

6.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

6.02.	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Article XIV, the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders. In addition, no payment shall be made in cancellation of an Option without the approval of stockholders if, on the date of cancellation, the Option Price exceeds Fair Market Value.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.	Transferability

Any rights or restrictions with respect to the ability of the holder of any Option granted under this Plan to transfer such Option shall be set forth in the Agreement relating to such grant; provided, however, that (a) an Option may be transferred by will or the laws of descent and distribution and (b) an Option that is an incentive stock option may be transferred only by will or laws of descent and distribution.

6.05.	Employee Status

Incentive stock options may only be granted to employees of the Company or its “parent” and “subsidiaries” (as such terms are defined in Section 424 of the Code). For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.06.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) may not be first exercisable in a calendar year for Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.

6.07.	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock, by attestation of ownership of shares of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.

6.08.	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.

6.09.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under an Option before the earlier of (i) the first anniversary of the date on which the Option was exercised and (ii) the date that the Participant is no longer employed by, or providing services to, the Company or an Affiliate. A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII
SARS

7.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards. No Participant may be granted Corresponding SARs (under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02.	Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Transferability

Any rights or restrictions with respect to the ability of the holder of any SAR granted under this Plan to transfer such SAR shall be set forth in the Agreement relating to such grant; provided, however, that (a) an SAR may be transferred by will or the laws of descent and distribution and (b) a Corresponding SAR that relates to an incentive stock option may be transferred only by will or the laws of descent and distribution.

7.04.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.

7.05.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.06.	Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock.

7.07.	Stockholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

7.08.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of any shares of Common Stock acquired under an SAR before the earlier of (i) the first anniversary of the date the SAR was exercised and (ii) the date that the Participant is no longer employed by, or providing services to, the Company or an Affiliate.

ARTICLE VIII
STOCK AWARDS

8.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom a Stock Award (either in the form of Restricted Stock or unrestricted Common Stock) is to be made and will specify the number of shares of Restricted Stock or Common Stock covered by such Stock Award and the terms and conditions of such Stock Award.

8.02.	Vesting

The Committee, on the date of the Stock Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with reference to one or more Performance Goals, or both.

8.03.	Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and non-forfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.	Stockholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Restricted Stock granted pursuant to the Stock Award may be forfeited or are non-transferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends (in respect of which the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock, provided that any such election is intended to comply with Section 409A of the Code) and vote the shares of Common Stock; provided, however, that, unless otherwise specified in accordance with the applicable Agreement, dividends payable on shares of Restricted Stock subject to a Stock Award that does not become non-forfeitable solely on the basis of continued employment or service shall be accumulated and paid, without interest, when and to the extent that the underlying Stock Award becomes non-forfeitable; and provided further, that during the period that the Stock Award may be forfeited or is non-transferable (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Restricted Stock granted pursuant to a Stock Award, (ii) the Committee may postpone the distribution of dividends until and to the extent that the Stock Award becomes transferable and non-forfeitable, (iii) the Company shall retain custody of any certificates representing shares of Restricted Stock granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Restricted Stock granted under the Stock Award are transferable and are no longer forfeitable.

8.05.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under a Stock Award before the earlier of (i) the first anniversary of the date that the Stock Award becomes non-forfeitable and (ii) the date the Participant is no longer employed by or providing services to the Company or an Affiliate.

ARTICLE IX
RESTRICTED STOCK UNITS

9.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an award of Restricted Stock Units is to be made and specify the number of Restricted Stock Units covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the award of Restricted Stock Units.

9.02.	Terms and Conditions

The Committee, at the time an award of Restricted Stock Units is made, shall specify the terms and conditions which govern the award. The terms and conditions of an award of Restricted Stock Units may prescribe that a Participant’s rights in the Restricted Stock Units shall be forfeitable, non-transferable or otherwise restricted for a period of time, which may lapse at the expiration of the deferral period or at earlier specified times, or may be subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an award of Restricted Stock Units shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one or more Performance Goals, or both. An award of Restricted Stock Units may be granted to Participants, either alone or in addition to other awards granted under this Plan, and an award of Restricted Stock Units may be granted in the settlement of other Awards granted under this Plan.

9.03.	Payment or Settlement

Settlement of an award of Restricted Stock Units shall occur upon expiration of the deferral period specified for each Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (a) a number of shares of Common Stock equal to the number of Restricted Stock Units vesting on such date or (b) an amount in cash equal to the Fair Market Value of a specified number of shares of Common Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

9.04.	Employee Status

If the terms of any award of Restricted Stock Units provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

9.05.	Stockholder Rights

A Participant, as a result of receiving an award of Restricted Stock Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Restricted Stock Units is earned and settled in shares of Common Stock (to the extent applicable).

9.06.	Disposition of Shares

To the extent applicable, a Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under an award of Restricted Stock Units before the earlier of (i) the first anniversary of the date that the award of Restricted Stock Units becomes non-forfeitable and (ii) the date the Participant is no longer employed by or providing services to the Company or an Affiliate.

ARTICLE X
PERFORMANCE AWARDS

10.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom a Performance Award is to be made and specify the number of shares of Common Stock or other securities or property covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Award.

10.02.	Earning the Award

The Committee, on the date of the grant of an award, shall prescribe that the Performance Award will be earned, and the Participant will be entitled to receive payment pursuant to the Performance Award, subject to continued employment or service and/or the satisfaction of performance objectives, including objectives stated with respect to one or more Performance Goals. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

10.03.	Section 162(m) Awards

(a) Generally. If the Committee determines that a Performance Award granted to a “covered employee” (within the meaning of Section 162(m) of the Code) is intended to qualify as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established Performance Goal(s) and other terms set forth in this Section 10.03; provided, however, that nothing in this Section 10.03 or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Performance Awards to covered employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such.

(b) Timing. No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish (i) the Participants who will be granted Section 162(m) Awards, and (ii) the objective formula used to calculate the amount of cash or stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of Performance Goal(s) (which must be “substantially uncertain” at the time the Committee actually establishes the Performance Goal(s)).

(c) Settlement or Payout. Except as otherwise permitted under Section 162(m) of the Code, after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each Performance Goal established with respect to each Section 162(m) Award and shall determine the amount of cash or Common Stock, if any, payable to each Participant with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount payable to a covered employee in respect of a Section 162(m) Award.

(d) Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (i) the establishment of Performance Goals and performance period with respect to the selected business criteria, (ii) the establishment of the objective formula used to calculate the amount of cash or Common Stock payable, if any, based on the level of achievement of such Performance Goals, and (iii) the certification of the level of performance achieved during the performance period with regard to each Performance Goal selected, shall each be made in writing. When taking any action with respect to Section 162(m) Awards, the Committee shall be made up entirely of “outside directors” (within the meaning of Section 162(m) of the Code). Further, the Committee may not delegate any responsibility relating to a Section 162(m) Award that would cause the Section 162(m) Award to fail to so qualify.

(e) Options and SARs. Notwithstanding the foregoing provisions of this Section 10.03, Options and SARs with an exercise price or grant price not less than the Fair Market Value on the date of grant awarded to covered employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of a pre-established Performance Goal.

(f) Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder, in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of this Plan as in effect on the date of adoption of any Agreements relating to Performance Awards that are designated as Section 162(m) Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code and the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. Notwithstanding anything to the contrary in this Section 10.03 or elsewhere in this Plan, the Company intends to rely on the transition relief set forth in Treasury Regulation §1.162-27(f), and hence the deduction limitation imposed by Section 162(m) of the Code will not be applicable to the Company until the earliest to occur of (i) the material modification of the Plan within the meaning of Treasury Regulation §1.162-27(h)(1)(iii); (ii) the delivery of the number of shares of Common Stock set forth in Section 5.02; or (iii) the first meeting of shareholders of the Company at which directors are to be elected that occurs after December 31, 2019 (the "Transition Period"), and during the Transition Period, Awards to covered employees shall only be required to comply with the transition relief described in Treasury Regulation §1.162-27(f).

10.04.	Payment

In the discretion of the Committee, the amount payable when a Performance Award is earned may be settled in cash, by the issuance of shares of Common Stock, by the delivery of other securities or property or a combination thereof.

10.05.	Stockholder Rights

A Participant, as a result of receiving a Performance Award, shall not have any rights as a stockholder until, and then only to the extent that, the Performance Award is earned and settled in shares of Common Stock (to the extent applicable). After a Performance Award is earned and settled in Common Stock, a Participant will have all the rights of a stockholder of the Company.

10.06.	Transferability

Any rights or restrictions with respect to the ability of the holder of a Performance Award granted under this Plan to transfer such Performance Award shall be set forth in the Agreement relating to such grant; provided, however, that a Performance Award may be transferred by will or the laws of descent and distribution.

10.07.	Employee Status

In the event that the terms of a Performance Award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

10.08.	Disposition of Shares

To the extent applicable, a Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under a Performance Award before the earlier of (i) the first anniversary of the date that the Performance Award is earned or (ii) the date the Participant is no longer employed by or providing services to the Company or an Affiliate, the Manager or the Operating Partnership.

ARTICLE XI
OTHER EQUITY–BASED AWARDS

11.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

11.02.	Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, non-transferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an Other Equity-Based Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one or more Performance Goals, or both. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under this Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under this Plan.

11.03.	Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

11.04.	Employee Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

11.05.	Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

11.06.	Disposition of Shares

To the extent applicable, a Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under an Other Equity-Based Award before the earlier of (i) the first anniversary of the date that the Other Equity-Based Award becomes non-forfeitable and (ii) the date the Participant is no longer employed by or providing services to the Company or an Affiliate.

ARTICLE XII
INCENTIVE AWARDS

12.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.

12.02.	Terms and Conditions

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award.

12.03.	Nontransferability

Except to the extent otherwise provided in the applicable Agreement, Incentive Awards granted under this Plan shall, so long as such Incentive Awards are subject to vesting or forfeiture restrictions, be non-transferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

12.04.	Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

12.05.	Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock or a combination of cash and Common Stock, as determined by the Committee.

12.06.	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or an Affiliate of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

12.07.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of any shares of Common Stock acquired under an Incentive Award before the earlier of (i) the first anniversary of the date that the Incentive Award was earned and (ii) the date the Participant is no longer employed by or providing services to the Company or an Affiliate.

ARTICLE XIII
SUBSTITUTE AWARDS

Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of a Participant to receive payment from the Company. Awards may also be granted under the Plan in substitution for similar awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Notwithstanding anything contained in the Plan to the contrary, such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with Section 409A of the Code and other applicable laws and exchange rules. Except as provided in this Article XIII or in Articles XIV or XVII hereof, the terms of outstanding Awards may not be amended to reduce the exercise price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original Options or SARs without the approval of the stockholders of the Company.

ARTICLE XIV
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares of Common Stock as to which Awards may be granted under this Plan, the individual grant limitations of Section 5.04 and the terms of outstanding Awards granted under this Plan shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its stockholders such as a stock dividend, extra-ordinary cash dividend, stock split, subdivision or consolidation of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the shares of Common Stock subject to outstanding Awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XIV by the Board shall be nondiscretionary, final and conclusive.

The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares of Common Stock as to which Awards may be granted under this Plan, the individual grant limitations of Section 5.04 or the terms of outstanding Awards under this Plan.

The Committee may make Awards under this Plan in substitution for performance shares, phantom shares, share awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XIV. Notwithstanding any provision of this Plan, the terms of such substituted Awards granted under this Plan shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XV
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Stock when an Award is granted, settled or exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Award shall be granted, settled or exercised until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XVI
GENERAL PROVISIONS

16.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, the grant of any Award, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

16.02.	Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

16.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All Awards are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with that intent. Nevertheless, the tax treatment of the benefits provided under this Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors (other than in his or her individual capacity as a Participant with respect to his or her individual liability for taxes, interest, penalties or other monetary amounts) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an Award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)) then, subject to any permissible acceleration of payment by the Committee under Treasury Regulation Section 1.409A-3(j)(4)(ii) (domestic relations orders), Treasury Regulation Section 1.409A-3(j)(4)(iii) (conflicts of interest) or Treasury Regulation Section 1.409A-3(j)(4)(iv) (payment of employment taxes) any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

16.04.	Withholding Taxes

Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in this Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the grant, vesting, settlement and/or exercise of an Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Stock surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the number of shares of Common Stock which may be withheld, surrendered or reduced shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding, surrender or reduction equal to the aggregate amount of such liabilities based on the greatest statutory withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

16.05.	Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

16.06.	REIT Status

This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

16.07.	Governing Law

All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Maryland, without giving effect to any conflict of law provisions thereof, except to the extent Maryland law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

16.08.	Clawback

The Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to the Plan.

16.09.	Elections Under Section 83(b)

No Participant may make an election under Section 83(b) of the Code with respect to the grant of any Award, the vesting of any Award, the settlement of any Award or the issuance of Common Stock under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.

ARTICLE XVII
CHANGE IN CONTROL

17.01.	Impact of Change in Control.

If an Award is not assumed or replaced with a substitute award in accordance with Section 17.02, except to the extent provided in an agreement between the Company or an Affiliate, on the one hand, and the Participant, on the other hand, with respect to the Award, (i) immediately prior to a Change in Control, all outstanding Options and SARs shall be fully vested and exercisable and (ii) upon a Change in Control, all other Awards shall be deemed earned, transferable and non-forfeitable in their entirety.

17.02.	Assumption Upon Change in Control.

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Award shall be assumed by, or a substitute award shall be granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Award being assumed or substituted. The assumed or substituted award shall have a value (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs), as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

17.03.	Cash-Out Upon Change in Control.

If an Award is not assumed or replaced with a substitute award in accordance with Section 17.02, upon a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Award shall be cancelled in exchange for a payment. The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (a) if the Award is denominated or to be settled in cash, the entire amount that can be paid under the Award or (b) (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) for each share of Common Stock subject to an Award denominated in Common Stock or valued in reference to Common Stock, the price per share received by stockholders or (iii) for each other Award denominated in other securities or property, the value of such other securities or property. If the option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 17.03 without any payment to the Participant.

17.04.	Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 17.04, the Parachute Payments will be reduced pursuant to this Section 17.04 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XVII, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 17.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 17.04 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.

For purposes of this Section 17.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 17.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

This Section 17.04 shall not limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

ARTICLE XVIII
AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding Awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the Common Stock is listed or if the amendment would materially increase the benefits accruing to Participants under this Plan, materially increase the aggregate number of shares of Common Stock that may be issued under this Plan (except as provided in Article XIV) or materially modify the requirements as to eligibility for participation in this Plan. For the avoidance of doubt, the Board may not (except pursuant to Article XIV) without the approval of shareholders (a) reduce the option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) make a payment to cancel an outstanding Option or SAR when the option price or Initial Value, as applicable, exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or SAR that may be treated as a repricing of the award under the rules and regulations of the principal securities exchange on which the Common Stock is listed for trading.

ARTICLE XIX
DURATION OF PLAN

No Award may be granted under this Plan on and after the tenth anniversary of the Effective Date. Awards granted before such date shall remain valid in accordance with their terms.

ARTICLE XX
EFFECTIVENESS OF PLAN

Awards may be granted under this Plan on and after the Effective Date.